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                                   EXHIBIT 99

[REYNOLDS & REYNOLDS LOGO]                                                 NEWS
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               NEW LAW RAISES OHIO TAXES FOR REYNOLDS AND REYNOLDS
                RETROACTIVE CHANGE WILL AFFECT COMPANY'S EARNINGS

DAYTON, OHIO, July 8, 2003 - The Reynolds and Reynolds Company (NYSE: REY) today announced that a newly-enacted Ohio State Income Tax change, retroactive to the beginning of the company's fiscal year which started October 1, 2002, will require the company to record an additional $3.4 million of Ohio tax expense in its third fiscal quarter ended June 30, 2003. This adjustment will consist of $1.2 million of state income tax expense related to current year income and $2.2 million of one-time state income tax expense related to increasing deferred income tax liabilities for this law change. The nine-month adjustment will negatively impact earnings by 3.1 cents per share in the third quarter ended June 30, 2003. The company is currently compiling its third quarter results and expects to announce them on July 23.

The same law will add approximately $400,000 in tax expense to the company's fourth quarter financials. As a result, the company now expects full fiscal year earnings per share to be approximately $1.66 versus the $1.70 previously expected.

"This extremely late change in Ohio tax law raises our expected fourth quarter income tax rate to 39.3 percent, an increase of .6 percent over what we were paying," Dale Medford, executive vice president and chief financial officer, said. "The new tax law increases the company's income apportioned to the state of Ohio without reducing the income apportioned to other states," Medford continued.

Reynolds and Reynolds (www.reyrey.com) is the leading provider of integrated solutions that help automotive retailers manage change and improve their profitability. With 75 years of experience serving automotive retailing, Reynolds enables car companies and retailers to work together to build the lifetime value of their customers. The company's award-winning product, service and training solutions include a full range of retail and enterprise management systems, networking and support, e-business applications, Web services, learning and consulting services, customer relationship management (CRM) solutions, data management and integration, and leasing services. Reynolds serves more than 20,000 customers. They comprise 90 percent of the automotive retailers and virtually all car companies doing business in North America. Its CRM consulting practices span more than 20 countries around the world.

Certain statements in this news release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The forward-looking statements are based on current expectations, estimates, forecasts and projections of future company or industry performance based on management's judgment, beliefs, current trends and market conditions. Forward-looking statements made or to be made by or on behalf of the company may be identified by the use of words such as "expects," "anticipates," "intends," "plans," "believes," "seeks," "estimates" and similar expressions. Forward-looking statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. Actual outcomes and results may differ materially from what is expressed, forecasted or implied in the forward-looking statements. See also the discussion of factors that may affect future results contained in the company's Current Report on Form 8-K filed with the SEC on August 11, 2000, which we incorporate herein by reference. The company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

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                                                                               REY0335
CONTACT:
MEDIA                                                 INVESTORS
Paul Guthrie              Mark Feighery               John Shave
937.485.8104              937.485.8107                937.485.1633
paul_guthrie@reyrey.com   mark_feighery@reyrey.com    john_shave@reyrey.com
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